Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors

ING Investors Trust/ING Variable Funds

We consent to the use of our reports dated February 24, 2010 and February 25, 2010, incorporated herein by reference, on the financial statements of ING American Funds Growth-Income Portfolio, a series of ING Investors Trust, and ING Growth and Income Portfolio, a series of ING Variable Funds, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

October 25, 2010